                                                                   Exhibit 23(a)


                                   CONSENT OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We have issued our report dated February 3, 2006 (except for Note 9, as to which the date is April 7,2006) accompanying the financial statement of Atlas America Public #15-2006(B) L.P. as of February 3, 2006 and our report dated January 6, 2006 (except for Note 10, as to which the date is April 7, 2006) accompanying the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of and for the two years ended September 30, 2005 contained in the Registration Statement on Post-Effective Amendment No. 2 to Form S-1 and Prospectus for Atlas America Public #15-2005 Program. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                             /s/ GRANT THORNTON LLP



Cleveland, Ohio
April 7, 2006